Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE:	FOR MORE INFORMATION,
October 29, 2004	CONTACT: Robert L. Schumacher
at (276) 326-9000

First Community Bancshares, Inc. Announces
Third Quarter Results

      Bluefield, Virginia – First Community Bancshares, Inc. (NASDAQ): FCBC; (www.fcbinc.com) today reported earnings of $6.4 million for the third quarter of 2004, or $0.57 basic and diluted earnings per share. This compares to $6.2 million or $0.55 basic and diluted earnings per share for the third quarter of 2003. Net income for the nine months ended September 30, 2004 was $16.3 million or $1.45 per basic and $1.44 per diluted share compared with $19.9 million or $1.81 per basic and $1.79 per diluted share for the nine months ended September 30, 2003. Net income for the three and nine month periods in 2004 was impacted by the discontinued operations of the mortgage subsidiary and realization of tax benefits from its divestiture, as discussed below. Return on average equity and return on average assets were 14.46% and 1.39% for the third quarter of 2004 and 12.30% and 1.21% for the nine months ended September 30, 2004. This compares with 14.10% and 1.46% for the third quarter of 2003 and 16.23% and 1.67% for the nine months ended September 30, 2003.

     As previously announced during the third quarter of 2004, First Community sold its mortgage banking subsidiary completing its exit of the mortgage banking segment. The loss from discontinued operations of $ $212,000 or $0.02 per basic and $.01 per diluted share for the third quarter of 2004 included a net of tax gain on sale of approximately $387,000. The loss from discontinued operations was $3.5 million or $0.31 per basic and diluted share for the nine months ended September 30, 2004. The strategic decision to exit the wholesale mortgage business will reduce the Company’s exposure to risk associated with the large fluctuations previously experienced in the volume-driven, wholesale business and the related interest rate volatility associated with the mortgage banking business. This change in direction will permit the Company to focus its resources on its core community banking business, which continues to grow and perform.

     Income from continuing operations for the third quarter of 2004 was $6.6 million or $0.59 per basic and $0.58 per diluted per share, down from the $0.64 per basic and diluted share in the third quarter of 2003. Return on average equity for the third quarter of 2004 from continuing operations amounted to 14.94%, compared to 16.34% for the third quarter of last year. Return on average assets from continuing operations was 1.44% compared to 1.75% for the third quarter of last year. Income from continuing operations for the first nine months of 2004 totaled $19.8 million or $1.76 basic and $1.75 diluted earnings per share, compared to $20.0 million or $1.81 basic and $1.79 diluted earnings per share for the nine months ended September 30, 2003. Return on average equity from continuing operations for the first nine months of 2004 was 14.97% compared to 16.26% for the first nine months of last year. Return on average assets from continuing operations was 1.49% compared to 1.74% for the first nine months of 2003.

     When comparing the third quarter 2004 earnings from continuing operations with that of the third quarter of 2003, net interest income improved by 5.56% or $933,000, due primarily to an increase in the average balance of loans held for investment. A large portion of the increase in loans held for investment is due to the April 1 acquisition of People’s Community Bank in East Tennessee, with loans totaling $134 million at the time of acquisition. The Bank’s branch expansion into Winston-Salem, Charlotte, and Mt. Airy, North Carolina and Blacksburg and Norfolk, Virginia contributed another $30 million in 2004 loan growth. Non-interest income from continuing operations for the third quarter of 2004 declined by $300,000 compared to the third quarter of 2003. Non-interest income in the third quarter of 2003 included a $1.0 million gain on the sale of equity securities compared to a $60,000 gain in the third quarter of 2004. Absent security gains, non interest income improved due in large part to continuing improvements in the areas of service charges, which increased $363,000 or 17.3% and other service charges, commissions and fees which improved by $175,000 or 31.7%, offset by a slight decline in fiduciary income during the third quarter of 2004 when compared to the third quarter of 2003. The Company maintained its level of performance from continuing operations for the third quarter of 2004 despite a $1.2 million increase in salaries and related employee benefits, as well as increases in other overhead and operating expenses, which are associated primarily with the acquisition of People’s Community Bank in East Tennessee in April 2004 and costs associated with continued development and growth of branches and loan production offices in North Carolina and Virginia.

     The Company’s effective income tax rate for the quarter and the nine months ended September 30, 2004 declined as result of realization of tax benefits from the divestiture of its discontinued operating segment, United First Mortgage in the third quarter. Realization of the tax benefits from the divestiture reduced the loss from discontinued operations and increased net income by $957,000 or $0.08 per diluted share.

     Income from continuing operations for the nine months ended September 30, 2004 was $19.8 million, versus $20.0 million for the nine months ended September 30, 2003. Contributing to change income from continuing operations was a $4.0 million or 8.4% increase in net interest income and a $2.0 million or 17.7% increase in non-interest income. The improvement in non-interest income is the result of a 13.8% or $817,000 increase in collection of service charges and a 23.3% or $378,000 enhancement in other service charges, commissions and fees. A 62.9% or $554,000 improvement in other operating income for the nine months ended September 30, 2004, versus the same nine-month period in 2003 is due to several factors including the settlement of a legal proceeding, which resulted in a $150,000 recovery and a $182,000 gain on the sale of a previously closed bank branch. The $318,000 increase in gain on sale of securities is in large part the difference between a $1.4 million gain on the sale of corporate bonds held as part of available for sale securities in the second quarter of 2004 compared to a $1.0 million gain from the sale of equities during the third quarter of 2003. Total non-interest expenses from continuing operations increased by 27.8% or $7.7 million for the nine months ended September 30, 2004. A 29.7% or $4.5 million increase in salaries and benefits and a $2.0 million increase in other operating expenses account for 84% of this increase, which is associated with the Company’s expansion into Blacksburg, Virginia, Eastern Virginia, East Tennessee, and Charlotte, Winston-Salem and Mount Airy, North Carolina which brings with it the associated cost for additional corporate services, support, added technology and infrastructure.

     The provision for loan losses for the third quarter of 2004 increased by $429,000 from the second quarter of 2004. Net charge-offs increased $194,000 from the second quarter of 2004. The provision for loan losses for the nine months ended September 30, 2004 decreased by $272,000 from the comparable period in the prior year. Changes in the provision are consistent with changes in asset quality and the results of First Community’s quarterly analysis of the adequacy of the allowance for loan losses. The ratio of non-performing assets to total assets was 0.29% on September 30, 2004, compared to 0.26% at June 30, 2004 and 0.31% at December 31, 2003. Non-accrual loans were $3.7 million at September 30, 2004, $2.6 million at June 30, 2004 and $3.0 million at December 31, 2003. Total delinquencies as a percent of total loans were 0.80%, at September 30, 2004, 0.67% at June 30, 2004 and 1.04% at December 31, 2003. The ratio of allowance for loan losses to non-accrual loans was 441.23% at September 30, 2004 compared to 614.5% at June 30, 2004 and 488.61% at December 31, 2003.

     Assets at September 30, 2004 increased to $1.83 billion versus $1.67 billion at year-end 2003. Asset growth for the nine-month period includes $155 million from the acquisition of People’s Community Bank in Johnson City, Tennessee. Total equity for the Company was $180.8 million at September 30, 2004, resulting in book value per common share outstanding of $16.08 compared to $175.0 million and $15.57 per common share at December 31, 2003.

     The third quarter 2004 tax equivalent net interest margin from continuing operations was 4.38% compared to 4.66% for the third quarter of 2003. The

Company’s year-to-date tax equivalent net interest margin from continuing operations decreased 25 basis points to 4.45% vs. 4.70% for the same period last year. These decreases in tax equivalent net interest margin are largely attributable to reduced loan yields on new and renewed business throughout the prevailing low interest rate environment. The impact on net interest income was partially offset by the balance sheet growth of approximately $132.2 million and $124.8 million of interest-bearing assets and liabilities, respectively, from the second quarter 2004 acquisition of People’s Community Bank (PCB Bancorp, Inc.)

     First Community Bancshares, Inc., headquartered in Bluefield, Virginia, is a $1.83 billion bank holding company and is the parent company of First Community Bank, N. A. First Community Bank, N. A. operates through 52 full-service banking locations, four loan production offices, and two trust and investment management offices in the four states of Virginia, West Virginia, North Carolina and Tennessee. First Community Bank is also the parent of Stone Capital Management, Inc., a SEC registered investment advisory firm, which offers wealth management and investment advice. First Community Bancshares, Inc.'s common stock is traded on the NASDAQ National market under the symbol “FCBC”.

DISCLAIMER

     This news release may include forward-looking statements. These forward-looking statements are based on current expectations that involve risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect, actual results may differ materially. These risks include: changes in business or other market conditions; the timely development, production and acceptance of new products and services; the challenge of managing asset/liability levels; the management of credit risk and interest rate risk; the difficulty of keeping expense growth at modest levels while increasing revenues; and other risks detailed from time to time in the Company’s Securities and Exchange Commission reports, including but not limited to the Annual Report on Form 10-K for the most recent year ended. Pursuant to the Private Securities Litigation Reform Act of 1995, the Company does not undertake to update forward-looking statements contained within this news release.

First Community Bancshares, Inc.
Consolidated Statements of Income
(Dollars in Thousands, Except Per Share Data)(Unaudited)

		Nine Months Ended		Three Months Ended
		September 30,		September 30,
		2004	2003	2004	2003
Interest	Interest and fees on loans held for investment	$56,195	$52,465	$19,953	$18,591
	Interest on securities-taxable	9,659	9,589	2,960	3,070
	Interest on securities-nontaxable	4,985	4,851	1,642	1,552
	Interest on federal funds sold and deposits	395	482	94	124

	Total interest income	71,234	67,387	24,649	23,337

Interest	Interest on deposits	13,830	15,393	4,702	4,934
Expense	Interest on borrowings	6,092	4,650	2,246	1,635

	Total interest expense	19,922	20,043	6,948	6,569

	Net interest income	51,312	47,344	17,701	16,768
	Provision for loan losses	2,407	2,679	1,152	782

	Net interest income after provision for loan losses	48,905	44,665	16,549	15,986

Non-Interest	Fiduciary income	1,429	1,530	499	549
Income	Service charges on deposit accounts	6,722	5,905	2,461	2,098
	Other service charges, commissions and fees	2,000	1,622	728	553
	Other operating income	1,435	881	530	340
	Gain on sale of securities	1,509	1,191	60	1,038

	Total non-interest income	13,095	11,129	4,278	4,578

Non-Interest	Salaries and employee benefits	19,582	15,097	6,807	5,631
Expense	Occupancy expense of bank premises	2,659	2,208	913	752
	Furniture and equipment expense	2,108	1,427	735	532
	Amortization of intangible assets	287	178	112	64
	Other operating expense	10,737	8,769	3,670	3,203

	Total non-interest expense	35,373	27,679	12,237	10,182

	Income from continuing operations before income taxes	26,627	28,115	8,590	10,382
	Income tax expense continuing operations	6,817	8,133	1,968	3,164

	Income from continuing operations	$19,810	$19,982	$6,622	$7,218
	Loss from discontinued operations before tax	$(5,531)	$(64)	$(1,266)	$(1,621)
	Income tax benefit from discontinued operations	$(2,006)	$(26)	$(1,054)	$(632)

	Loss from discontinued operations	$(3,525)	$(38)	$(212)	$(989)

	Net income	$16,285	$19,944	$6,410	$6,229
	Basic earnings per common share (EPS)	$1.45	$1.81	$0.57	$0.55
	Diluted earnings per common share (DEPS)	$1.44	$1.79	$0.57	$0.55
	Basic earnings per common share-continuing operations	$1.76	$1.81	$0.59	$0.64
	Diluted earnings per common share-continuing operations	$1.75	$1.79	$0.58	$0.64
	Weighted Average Shares Outstanding:
	Basic	11,235,462	11,047,199	11,231,973	11,262,180
	Diluted	11,331,718	11,143,175	11,326,999	11,383,941
	For the period:
	Return on average equity	12.30%	16.23%	14.46%	14.10%
	Return on average equity-continuing operations	14.97%	16.26%	14.94%	16.34%
	Return on average assets	1.21%	1.67%	1.39%	1.46%
	Return on average assets-continuing operations	1.49%	1.74%	1.44%	1.75%
	Cash dividends per share	$0.75	$0.73	$0.25	$0.25
	At period end:
	Book value per share	$16.08	$15.33	$16.08	$15.33
	Market value	$32.85	$35.29	$32.85	$35.29

First Community Bancshares, Inc.
Consolidated Balance Sheets
(Dollars in Thousands, Except Per Share Data)(Unaudited)

		September 30,	December 31,
		2004	2003
Assets	Cash and due from banks	$37,400	$37,173
	Interest-bearing deposits with banks	17,678	22,136
	Securities available for sale (amortized cost of $386,024 September 30, 2004; $435,912, December 31, 2003)	391,623	444,194
	Securities held to maturity (fair value of $36,334 September 30, 2004; $40,060, December 31, 2003)	34,719	38,020
	Loans held for sale	1,163	424
	Loans held for investment, net of unearned income	1,229,270	1,026,191
	Less allowance for loan losses	16,233	14,624

	Net loans	1,213,037	1,011,567
	Premises and equipment	36,499	29,816
	Other real estate owned	1,636	2,091
	Interest receivable	8,770	8,327
	Other assets	22,302	17,266
	Intangible assets	61,715	39,341
	Assets related to discontinued operations	—	22,372

	Total Assets	$1,826,542	$1,672,727

Liabilities	Deposits:
	Demand	$218,818	$194,046
	Interest-bearing demand	312,594	234,458
	Savings	222,065	190,366
	Time	609,076	606,666

	Total Deposits	1,362,553	1,225,536
	Interest, taxes and other liabilities	14,616	11,897
	Securities sold under agreements to repurchase	111,481	97,651
	FHLB and other indebtedness	157,060	144,616
	Liabilities related to discontinued operations	—	17,992

	Total Liabilities	1,645,710	1,497,692

Stockholders’ Equity	Preferred stock, par value undesignated; 1,000,000 shares authorized; no shares issued and outstanding in 2004 and 2003	—	—
	Common stock, $1 par value; 15,000,000 shares authorized in 2004 and 2003, respectively; 11,470,142 issued in 2004 and 11,442,348 issued in 2003; and 11,243,991 and 11,242,443 outstanding in 2004 and 2003, respectively	11,470	11,442
	Additional paid-in capital	108,280	108,128
	Retained earnings	64,752	56,894
	Treasury stock, at cost	(7,029)	(6,407)
	Accumulated other comprehensive income	3,359	4,978

	Total Stockholders’ Equity	180,832	175,035

	Total Liabilities and Stockholders’ Equity	$1,826,542	$1,672,727

First Community Bancshares, Inc.
Quarterly Performance Summary
Income Statements
(Dollars in Thousands Except Per Share Data)

		As of and for the Quarter Ended
		September 30,	June 30,	March 31,	December 31,	September 30,
		2004	2004	2004	2003	2003
Interest	Interest and fees on loans held for investment	$19,953	$19,112	$17,130	$17,967	$18,591
	Interest on securities-taxable	2,960	3,433	3,266	3,528	3,070
	Interest on securities-nontaxable	1,642	1,707	1,636	1,637	1,552
	Interest on federal funds sold and deposits	94	104	197	122	124

	Total interest income	24,649	24,356	22,229	23,254	23,337

Interest	Interest on deposits	4,702	4,813	4,315	4,557	4,934
Expense	Interest on borrowings	2,246	1,916	1,930	1,797	1,635

	Total interest expense	6,948	6,729	6,245	6,354	6,569

	Net interest income	17,701	17,627	15,984	16,900	16,768
	Provision for loan losses	1,152	723	532	740	782

	Net interest income after provision for loan losses	16,549	16,904	15,452	16,160	15,986

Non-Int	Fiduciary income	499	512	418	258	549
Income	Service charges on deposit accounts	2,461	2,301	1,960	2,166	2,098
	Other service charges, commissions and fees	728	713	559	762	553
	Other operating income	530	610	295	317	340
	Gain (loss) on Securities	60	1,438	11	(90)	1,038

	Total non-interest income	4,278	5,574	3,243	3,413	4,578

Non-Int	Salaries and employee benefits	6,807	6,662	6,113	5,547	5,631
Expense	Occupancy expense of bank premises	913	894	852	704	752
	Furniture and equipment expense	735	747	626	567	532
	Amortization of intangible assets	112	111	64	65	64
	Other operating expense	3,670	3,812	3,255	3,028	3,203

	Total non-interest expense	12,237	12,226	10,910	9,911	10,182

	Income before income taxes-continuing operations	8,590	10,252	7,785	9,662	10,382
	Income tax expense-continuing operations	1,968	2,666	2,183	2,925	3,164

	Income from continuing operations	6,622	7,586	5,602	6,737	7,218

	Loss before tax-discontinued operations	(1,266)	(2,374)	(1,891)	(2,110)	(1,621)
	Income tax benefit -discontinued operations	(1,054)	(502)	(450)	(667)	(632)

	Loss from discontinued operations	(212)	(1,872)	(1,441)	(1,443)	(989)
	Net income	6,410	5,714	4,161	5,294	6,229
Per	Basic EPS	$0.57	$0.51	$0.37	$0.47	$0.55
Share	Diluted EPS	$0.57	$0.50	$0.37	$0.47	$0.55
	Basic EPS from continuing operations	$0.59	$0.67	$0.50	$0.60	$0.64
	Diluted EPS from continuing operations	$0.58	$0.67	$0.49	$0.59	$0.64
Data	Cash dividends per share	$0.25	$0.25	$0.25	$0.25	$0.25
	Weighted Average Shares Outstanding:
	Basic	11,231,973	11,228,956	11,245,465	11,244,382	11,262,180
	Diluted	11,326,999	11,320,415	11,347,748	11,362,269	11,383,941
	Actual shares outstanding at period end	11,243,991	11,215,473	11,244,894	11,242,443	11,250,931
	Book Value per share at period end	$16.08	$15.28	$15.83	$15.57	$15.33
	Market Value per share at period end	$32.85	$33.50	$30.54	$33.16	$35.29

First Community Bancshares, Inc.
Quarterly Performance Summary
Income Statements
(Dollars in Thousands Except Per Share Data)

	As of and for the Quarter Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2004	2004	2004	2003	2003
Ratios:
Return on average assets	1.39%	1.22%	1.00%	1.25%	1.46%
Return on average assets-continuing operations	1.44%	1.65%	1.36%	1.61%	1.75%
Return on average equity	14.46%	13.06%	9.40%	12.01%	14.10%
Return on average equity-continuing operations	14.94%	17.33%	12.66%	15.28%	16.34%
Net yield on earning assets	4.37%	4.46%	4.41%	4.56%	4.55%
Net yield on earning assets-continuing operations	4.38%	4.51%	4.45%	4.63%	4.66%
Efficiency Ratio at end of period	59.73%	59.97%	61.71%	51.92%	51.16%
Efficiency Ratio at end of period-continuing operations	50.56%	49.18%	51.26%	44.76%	45.05%
Equity as a percent of total assets at end of period	9.90%	9.27%	10.51%	10.46%	10.27%
Equity as a percent of continuing assets at end of period	9.90%	9.38%	10.71%	10.61%	10.41%
Average earning assets as a percentage of average total assets	90.88%	90.96%	92.21%	91.92%	91.91%
Average earning assets-continuing as a percentage of average total assets continuing operations	90.87%	91.12%	92.37%	92.18%	91.99%
Average loans (not including loans held for sale) as a percentage of average deposits	88.63%	83.38%	83.10%	84.17%	83.04%
QTD Averages:
Average Loans (Not including Loans Held for Sale)	$1,222,204	$1,171,562	$1,016,309	$1,034,786	$1,030,875
Average Earning Assets	$1,673,030	$1,708,139	$1,543,157	$1,545,585	$1,559,472
Average Earning Assets-continuing operations	$1,664,447	$1,682,841	$1,527,932	$1,527,098	$1,501,239
Average Total Assets	$1,840,911	$1,878,000	$1,673,585	$1,681,510	$1,696,647
Average Total Assets-continuing operations	$1,831,596	$1,846,772	$1,654,119	$1,656,714	$1,632,044
Average Deposits	$1,379,000	$1,405,121	$1,223,032	$1,229,439	$1,241,420
Average Deposits-continuing operations	$1,378,953	$1,405,070	$1,222,971	$1,229,351	$1,241,313
Average Equity	$176,369	$176,034	$178,037	$174,923	$175,228
Taxable Equivalent Net Interest Income	$18,374	$18,948	$16,937	$17,773	$17,899
Taxable Equivalent Net Interest Income-continuing operations	$18,314	$18,873	$16,889	$17,806	$17,634
Average Interest-bearing deposits	$1,160,880	$1,182,311	$1,036,976	$1,038,341	$1,046,364
Average Interest-bearing deposits-continuing operations	$1,160,880	$1,182,311	$1,036,976	$1,038,341	$1,046,364

First Community Bancshares, Inc.
Quarterly Performance Summary
Balance Sheets

	(Dollars in Thousands Except Per Share Data)
	September 30,	June 30,	March 31,	December 31,	September 30,
	2004	2004	2004	2003	2003
Cash and due from banks	$37,400	$41,533	$36,389	$37,173	$30,915
Interest-bearing deposits with banks	17,678	14,799	40,157	22,136	76,309
Securities available for sale	391,623	429,478	443,657	444,194	395,203
Securities held to maturity	34,719	36,209	37,425	38,020	39,433
Loans held for sale	1,163	774	257	424	206
Loans held for investment, net of unearned income	1,229,270	1,186,954	1,019,829	1,026,191	1,028,189
Less allowance for loan losses	16,233	16,160	14,536	14,624	15,680

Net loans	1,213,037	1,170,794	1,005,293	1,011,567	1,012,509
Premises and equipment	36,499	35,071	30,507	29,816	29,467
Other real estate owned	1,636	2,166	2,571	2,091	2,403
Interest receivable	8,770	8,653	8,434	8,327	8,388
Other assets	22,302	25,566	18,269	17,266	24,647
Intangible assets	61,715	62,003	39,226	39,341	38,121
Assets related to discontinued operations	—	22,192	32,275	22,372	21,735

Total Assets	$1,826,542	$1,849,238	$1,694,460	$1,672,727	$1,679,336

Deposits:
Demand	$218,818	$225,241	$197,282	$194,046	$193,941
Interest-bearing demand	312,594	318,932	243,226	234,458	234,737
Savings	222,065	224,706	194,722	190,366	188,021
Time	609,076	626,150	607,426	606,666	615,680

Total Deposits	1,362,553	1,395,029	1,242,656	1,225,536	1,232,379
Interest, taxes and other liabilities	14,616	11,501	12,619	11,897	12,474
Securities sold under agreements to repurchase	111,481	109,252	98,035	97,651	102,449
FHLB and other indebtedness	157,060	140,941	133,774	144,616	143,635
Liabilities related to discontinued operations	—	21,130	29,342	17,992	15,915

Total Liabilities	1,645,710	1,677,853	1,516,426	1,497,692	1,506,852

Preferred Stock	—	—	—	—	—
Common stock, $1 par value	11,470	11,451	11,450	11,442	11,433
Additional paid-in capital	108,280	108,078	108,243	108,128	108,078
Retained earnings	64,752	61,153	58,241	56,894	54,407
Treasury stock, at cost	(7,029)	(7,321)	(6,566)	(6,407)	(5,762)
Accumulated other comprehensive (loss) income	3,359	(1,976)	6,666	4,978	4,328

Total Stockholders’ Equity	180,832	171,385	178,034	175,035	172,484

Total Liabilities and Stockholders’ Equity	$1,826,542	$1,849,238	$1,694,460	$1,672,727	$1,679,336

First Community Bancshares, Inc.
Selected Financial Information
(Dollars in Thousands)

	As of and for the Quarter Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2004	2004	2004	2003	2003
Asset Quality Analysis:
Allowance for Loan Losses:
Beginning balance	$16,160	$14,536	$14,624	$15,680	$15,707
Provision	1,152	723	532	740	782
Acquisiton balance	—	1,786	—	—	—
Charge-offs	(1,312)	(1,233)	(911)	(2,022)	(990)
Recoveries	233	348	291	226	181

Net charge-offs	(1,079)	(885)	(620)	(1,796)	(809)

Ending balance	$16,233	$16,160	$14,536	$14,624	$15,680

Nonperforming Assets:
Nonaccrual loans	$3,679	$2,630	$3,588	$2,993	$2,277
Foreclosed real estate	1,636	2,166	2,571	2,091	2,403
Repossessions	40	92	60	75	125
Loans 90 days or more past due & still accruing	—	—	—	—	124

Nonperforming assets	$5,355	$4,888	$6,219	$5,159	$4,929

Loans 90 days or more past due & still accruing as a percentage of loans held for investment	0.00%	0.00%	0.00%	0.00%	0.01%
Asset Quality Ratios:
Nonaccrual loans and leases as a percentage of loans held for investment	0.30%	0.22%	0.35%	0.29%	0.22%
Nonperforming assets as a percentage of:
Total assets	0.29%	0.26%	0.37%	0.31%	0.29%
Total assets-continued	0.29%	0.27%	0.37%	0.31%	0.30%
Loans held for investment plus foreclosed property	0.44%	0.41%	0.61%	0.50%	0.48%
Net charge-offs as a % of average loans held for investment	0.09%	0.08%	0.06%	0.17%	0.08%
Allowance for loan & lease losses as a percentage of loans held for investment	1.32%	1.36%	1.43%	1.43%	1.53%
Ratio of allowance for loans losses to:
Nonaccrual loans	4.41	6.14	4.05	4.89	6.89
Restructured loans performing according to modified terms	$368	$392	$392	$356	$362